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                                                                   Exhibit 10.12

                                [LOGO - ORION]
                                  HOME VIDEO



Mr. Bill Asher
Director of Planning - New Business
PLAYBOY ENTERTAINMENT GROUP, INC.
9242 Beverly Blvd.
Beverly Hills, CA 90210

As of June 27, 1996

Re:  Playboy Distribution Agreement
     ------------------------------


Dear Mr. Asher:

This deal letter, when signed by both parties, shall confirm the agreement ("Agreement") between Orion Home Entertainment Corporation d/b/a Orion Home Video ("Orion") and Playboy Entertainment Group, Inc. ("Playboy"), that Orion shall be the exclusive distributor of certain home video programs and product produced by and/or on behalf of Playboy as set forth below, throughout the Territory (as defined below).

1. Output Term: The term of the Agreement shall be for three years commencing March 1, 1996 ("Output Term"). After two years, if Playboy is no longer in the business of producing or having produced on its behalf motion pictures of like type and kind as described herein, Playboy may terminate the Agreement, upon written notice to Orion, as to the third year of the Output Term.

2. Distribution Term: For each individual Product (as defined below), distributed under this Agreement, Orion shall have a Distribution Term of seven and one-half (7 1/2) years from the earlier of the complete delivery of materials for that motion picture or street date of such Product ("Distribution Term"), Orion shall have a right of "Sell-Off" (as that term is commonly used in the industry) of six (6) months for each individual Product. Notwithstanding the expiration of the Distribution Term for a particular motion picture, Orion retains a right of last refusal as to the renewal/extension of the distribution rights for each individual motion picture.

3. Territory: The territory ("Territory") is the United States of America and Canada, their respective territories, possessions and commonwealths, including, without limitation, Puerto Rico, Guam and the US Virgin Islands. The Territory shall also include United States and Canadian armed forces installations anywhere in the world, airlines and ships serviced out of the United States and/or Canada and other similar areas customarily included in such territories. Orion specifically retains the right to distribute the Product in sub-titled and/or dubbed format(s). If Playboy requests Orion to distribute the Product in a specified language (whether sub-titled or dubbed) and Orion declines to so distribute the


1888 Century Park East,                      Los Angeles, California 90067-1728
(310) 282-0550                               Fax: (310) 201-0798
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     Product in such format, then Playboy is free to license those specific, limited distribution rights as to that individual Product in the specified language and/or format to another company.

4.   Product:
     -------

          A. Playboy shall produce or have produced on Playboy's behalf and deliver a minimum of six Playboy branded motion pictures per year of the Output Term as follows: Each of the said six motion pictures ("Branded Product") shall have a production budget of between $1,200,000 and $2,000,000 per motion picture and shall be at least equal in production value and content to the Impulse films previously produced by or on behalf of Playboy which said films have been previously shown to Orion.

          B. Playboy shall also produce or have produced on Playboy's behalf and deliver a minimum of eight unbranded motion pictures per year of the Output Term as follows: Playboy guarantees that each of the said motion pictures ("Unbranded Product") shall have a production budget within ten percent (10%) of the average production budget of the eight Unbranded Product motion pictures selected by Orion for release during the first year of the Output Term which are as follows: Gentleman's Bet, Hard Time, Who Killed Buddy Blue?, Romancing Sara, Killing For Love, The Affair, Access Denied, Hungry for You. Playboy shall make available to Orion for inspection, audit and/or review the budgets of these Unbranded Product motion pictures upon Orion's request for same.

          C. Branded Product and Unbranded Product shall be collectively referred to as "Product", although distribution rights are individual to each motion picture.

          D. Orion requires both an Unrated and MPAA-Rated version of Unbranded Product. Only a Rated version of Branded Product is required for Orion. Product shall be delivered pursuant to Orion's standard delivery schedule (attached hereto as schedule A). Orion will identify its post-production house for purposes of delivery by Playboy but Orion reserves its right to quality check all materials, the cost of such checks being recoupable distribution expense.

5.   Rights Granted:
     --------------

               A. Playboy hereby grants Orion the sole and exclusive right to manufacture, distribute, advertise, publicize, promote, rent and sell all Product on video cassette (analog and/or digital) and all linear translations and forms (non-interactive) of video and optical disc (including but not limited to laser disc, CD-ROM and Digital Versatile Disc ("DVD")) in the Territory during the Distribution Term.


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          B.  Playboy shall, whenever possible, pre-approve acceptable uses of the Playboy name, credit block(s), artwork and logo(s). Subject to the following, Orion may so use the Playboy name, credit block(s), artwork and/or logo(s) for each Product. Orion shall have the right to use the Playboy logo and name on the video/disc packaging of Branded Product, but may not use the Playboy logo or name on the video/disc packaging of Unbranded Product. If Orion contemplates using the Playboy name, credit block(s), artwork and/or logo(s) in a manner inconsistent with the Playboy's previous approval, then Orion shall seek Playboy's approval for this inconsistent use. If Orion does not receive approval or disapproval from Playboy within 5 days after the request for such, then the material submitted is then deemed approved.

          C. In trade advertising, Orion shall have the right to the full and reasonable use of the Playboy name, logo and other brand equity for both Unbranded and Branded Product. In consumer advertising, only Branded Product may be afforded the use of the Playboy name logo and/or other brand equity, all subject to Paragraph 9 herein.

          D. Playboy shall have meaningful consultation rights as to marketing plans for each Product. Playboy shall have approval of all premium offers, unless preapproved by Playboy. Orion shall have the right to offer Playboy branded premiums (logo/name cups, shirts, mugs, pens, etc.) for Branded Product. Such promotional items shall be available to Orion at Playboy's acquisition cost.

          E. Orion shall release and distribute Product in a like manner and kind as other similar Orion Home Video direct-to-video releases.


6.  Distribution Fees and Guarantees:
    ---------------------------------

          A. Branded Product: Orion's distribution fees shall be 20% of the gross receipts received by Orion. After the payment of Orion's distribution fees on Branded Product, the remainder of gross receipts for each Branded Product motion picture shall be payable as follows:

                    (1) Recoupment: Orion shall recoup all customary manufacturing, distribution, marketing, advertising and promotional costs and expenses directly paid or incurred from gross receipts, including but not limited to printing, packaging, duplication, shipping and delivery costs, residuals (which Orion shall pay after Playboy supplies the pertinent information), and such marketing costs and expenses as for publicity and talent tours, multi-pack premiums, and the VSDA screener program. The maximum allowable fixed marketing expense per Branded Product motion picture shall be $105,700 (see attached Schedule A). The maximum


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          allowable mailer advertisement expense per Branded Product for the first year of the Output Term shall be $90,000. Thereafter, the maximum allowable mailer expense will be adjusted upward to account for distributor rate changes. Orion specifically reserves the right to consult with Playboy and seek approval for additional marketing expenditures.

               (2) Allocations of marketing expenses shall be done on a pro rata basis as between like Product (multiple Branded Product, multiple Unbranded Product) or Product with non-Playboy motion picture(s) (Branded Product with non-Playboy motion picture(s), Unbranded Product with non-Playboy motion picture(s)). If an allocation on a non-pro rata basis is contemplated by Orion, then Orion shall seek the approval of Playboy for such allocation.

               (3) Advance Guarantee: There shall be a guaranteed advance for each Branded Product paid as follows to Playboy in the total amount of $350,000:

                         (a) Fifty percent (50%) of the total Advance Guarantee ($175,000.00) shall be paid to Playboy upon complete delivery of all materials for each Branded Product.

                         (b) Twenty-five percent (25%) of the total Advance Guarantee ($87,500.00) shall be paid to Playboy 120 days after the complete delivery of all materials for each Branded Product.

                         (c) The remaining twenty-five percent (25%) of the total Advance Guarantee ($87,500) shall be paid to Playboy 210 days after the complete delivery of all materials for each Branded Product.

               (3) Remainder: The remainder of gross receipts, after recoupment by Orion of (A) (1), (2) and (3) above, shall be paid 25% to Orion and 75% to Playboy.

     B. Unbranded Product: On a motion picture-by-motion picture basis, gross receipts from the sale and exploitation of Unbranded Product shall be payable as follows:

               (1) Advance Acquisition Payment: A total of $50,000 per Unbranded Product shall be paid as follows by Orion to Playboy as complete and total payment for the acquisition of Distribution and related rights for each Unbranded Product motion picture:

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                    (a)  Fifty percent (50%) of the total Advance Acquisition
          Payment ($25,000) shall be paid by Orion to Playboy upon the complete delivery of materials for each Unbranded Product motion picture.

                    (b) Twenty-five percent (25%) of the total Advance Acquisition Payment ($12,500) shall be paid by Orion to Playboy 120 days after the complete delivery of materials for each Unbranded Product motion picture.

                    (c) The remaining twenty-five percent ($12,500) of the total Advance Acquisition Payment ($12,500) shall be paid by Orion to Playboy 210 days after the complete delivery of materials for each Unbranded Product motion picture.

               4. Remainder: All gross receipts after the payments as noted above shall be paid to Orion.

7. Design, Duplication and Packaging: Orion shall perform all customary design, marketing, printing, packaging, duplication, shipping and delivery services in the regular course of business and shall recoup the same as set forth in Paragraph 6 above. Playboy shall supply to Orion, upon reasonable request (if available), and at no cost or expense to Orion, design materials, artwork, films, slides and the like for the purposes of box (sleeve) design and advertising.

8. Representations and Warranties: The parties to this Agreement represent and warrant that they each have the power and authority to enter into this Agreement, to grant all of the rights herein granted, that there are not now known to either party any outstanding claim, lien, encumbrance or right of any nature which can or will impair or interfere with any of the rights herein granted to Orion, that the exercise of any of the rights granted Orion will not violate the rights of any third party nor require Orion to make any payment of any kind to a third party. Playboy shall indemnify Orion, its officers, shareholders and employees from any claim inconsistent with this Paragraph.

9. Trademarks, Service Marks, Copyrights and Credits: The parties agree that the trademarks and copyrights of each party shall be protected and that credits and logos shall be appropriately utilized upon reasonable and appropriate notice thereof.

          A. Except as otherwise provided herein, Orion shall submit all advertising, or marketing and packaging materials concerning any element of any Product in representative form to Playboy for Playboy's prior written approval at least fifteen (15) days prior to their intended distribution. Orion also must secure Playboy's prior written approval of all media for advertising and distribution and the specific publications, broadcasters and exhibitors which will be running the advertisements. Orion will not disseminate any advertising material or packaging that has not been so approved by

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     Playboy in each instance. If Orion submits advertising, packaging, marketing or other material to Playboy for approval and does not receive either approval or disapproval from Playboy within five (5) business days from such submission, then the material shall be deemed approved by Playboy; and

          B. Orion hereby acknowledges that the trade names "Playboy" and "Playmate" and the registered trademark and service mark "Playboy," the Playboy "Rabbit Head Design" and trade names "The Playboy Channel" and "Playboy at Night" (collectively, the "Playboy Marks") are the sole and exclusive property of Playboy. Orion shall have the right to develop and distribute advertising, publicity, and promotional materials relating to any Product and packing therefor incorporating both Orion's trademarks, trade names or service marks and/or the Playboy Marks in connection with Orion's rights hereunder; provided, however, that any such materials and packaging (other than material obtained directly from Playboy) shall,

          C. Clearly identify the Playboy Marks with a legible credit line with the wording "Playboy" (or the "Rabbit Head Design" or "The Playboy Channel" or "Playboy At Night" or "Playmate," as the case may be) is the mark of and used with the permission of Playboy Enterprises, Inc." or such other words as Playboy may designate:

          D. Be submitted in representative form to Playboy for Playboy's prior written approval in each case at least fifteen (15) days prior to their intended distribution. Playboy may disapprove any use if such use (i) jeopardizes the validity of any of the Playboy Marks, (ii) does not conform to previously approved uses of the Playboy Marks, or (iii) does not conform to Playboy's standards, which may vary from time to time. Except as otherwise provided herein, Orion will not disseminate any material or packaging that has not been so approved by Playboy. If Orion submits advertising, packaging, marketing or other material to Playboy for approval and does not receive either approval or disapproval from Playboy within five (5) business days from such submission, then the material shall be deemed approved by Playboy; and,

          E. Other than as otherwise expressly set forth herein, Orion shall make no use of the Playboy Marks or any confusingly similar designation without the prior express written consent of Playboy in each instance. Orion shall also make no use whatsoever of any other trademark, trade name or service mark that is the property of Playboy or any of its programs, or suppliers of Playboy without the prior express written consent of Playboy in each Instance. Orion similarly agrees that it will not authorize or purport to authorize any third party to make any such use, and it will expressly provide in any applicable third party agreements that such third parties will only be entitled to use such names and marks on materials supplied to them by Orion in accordance with Orion's rights hereunder.

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10.  Notices: All notices and other communications shall be in writing and shall be delivered as follows:

          A. If to Playboy, to: Playboy Entertainment Group, Inc..
                                9242 Beverly Boulevard
                                Beverly Hills, CA 90210
                                Fax: (310) 246-4050
                                Attention:  Mr. Barry Leshtz
                                Sr. V.P. & General Manager, Home Video

         Copy to:               Sr. V.P., Business & Legal Affairs

         B. If to Orion, to:    Orion Home Entertainment Corporation
                                1888 Century Park East
                                Los Angeles, CA 90067
                                Fax: (310) 282-9902
                                Attention: Mr. Herbert Dorfman

         Copy to:               Attention: Business & Legal Affairs
                                Fax (310) 282-9902

11. Governing Law: This Agreement shall be governed by and construed in accordance with the laws, of the State of California.

The parties intend to execute a more formal agreement in near future incorporating certain additional terms and conditions, to be negotiated in good faith. Until such more formal document is executed, this letter, when signed by both parties, shall constitute the binding agreement between the parties.

AGREED AND ACCEPTED:

PLAYBOY ENTERTAINMENT GROUP,        ORION HOME ENTERTAINMENT
INC.                                CORPORATION d/b/a ORION HOME
                                    VIDEO






By:  /s/ Myron DuBow                By:  /s/ Herb Dorfman
    ----------------------------        ----------------------------
Its SR. Vice-Pres.                      President - Orion Home Video


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                                  SCHEDULE A

                               DELIVERY SCHEDULE
                               -----------------


     This Schedule "A" is attached to and incorporated in the agreement ("Agreement") between Playboy Entertainment Group, Inc. ("Producer") and Orion Home Entertainment Corporation ("Orion" or "Distributor") dated as of June 27, 1996 with respect to certain home video programs and product defined therein as Product.

     Producer agrees as a material obligation hereunder to make full and complete delivery of each and every item listed below to Distributor in the Los Angeles area to the persons and places designated by Distributor (except as specifically noted below where only access to Distribution is required). Such delivery by Producer will consist of making physical delivery to Distributor or its designee at Producer's sole cost and expense (transportation costs prepaid).

     1. Composite Answer Print: Delivery of our access to one complete, final, first class composite 35mm positive print of the Picture, printed liquid gate, fully corrected to release print standards in the color process in which the Picture was photographed, fully cut, main and end titled, edited, scored and assembled with the soundtrack printed thereon in perfect synchronization with the photographic action and fit and ready for exhibition and distribution (the "answer print"). The answer print shall be manufactured by the laboratory approved by Distributor, and capable of manufacturing release prints of the Picture.

     2. Negatives: Delivery of or access to the complete original 35mm picture negative and the optical composition sound negative in perfect synchronization with the picture negative, both fully cut, main and end titled, scored, edited and assembled and conformed in all respects to the answer print, which negatives shall be of first class quality so that first class intermediates and positive prints can be made therefrom, and shall be free of scratches or injury.

     3. Interpositive: Delivery of or access to one first class 35mm interpositive (IP) of the Picture (picture only). The IP shall be fully cut, main and end titled, edited and assembled and conformed in all respects to the above-mentioned composite positive print, and original negative. The IP must be manufactured using the liquid gate process, in first generation from the original negative after the answer print has been manufactured in accordance with Paragraph 1 above.

     4. Magnetic Music Master: One magnetic 1/4" track or DAT of the original music score for the Picture, suitable for reproducing first class stereophonic tapes or other recordings therefrom.

     5. Textless Background: Delivery of or access to a clear background (textless, i.e., without any superimposed lettering) negative of the main and end titles and all descriptive titles, including the backgrounds for inserts, if any, in the Picture and of any other parts of the Picture which contain any lettering together with an interpositive of the foregoing items.

     6. Work Print: If editing on film, access to the work print of the Picture, consisting of the editing and/or cutting prints that were used in the final editing of the Picture, assembled and conformed in all respects to the answer print, together with the separate 35mm magnetic dialogue, music and sound effects working tracks which shall also be assembled and conformed in all respects to the answer print. If posted electronically, access to the work cassettes. Access to all applicable paperwork.

     7. (a) Magnetic Print Master (Domestic): Delivery of or access to a complete first class clean dubbed and rerecorded master of the soundtrack of the Picture on 35mm magnetic, 24 track, or other mutually agreed upon professional audio format fully cut, edited and assembled and conformed in all respects to the answer print. Track configuration should be standard LT-RT printmaster with matrix encoding (Dolby or Ultra) and Dolby A or SR noise reduction.

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          (b) Magnetic Master (Foreign): If available, for purposes of looping dialogue into foreign language versions of the Picture, access to or delivery of:

               (i) A full and complete 35mm magnetic, 24 track or other mutually agreed upon professional audio format composed of music and fully filled effects tracks recorded in a standard L-C-R-S track configuration without matrix encoding, but with Dolby A or SR noise reduction, fully cut, edited and assembled and conformed in all respects to the answer print.

          (c) Three-Stripe Magnetic Print Master (Domestic): Delivery of or access to a complete first class clean dubbed and rerecorded master of the soundtrack of the Picture on 35mm magnetic, 24 track, or other mutually agreed upon professional audio format composed of separate dialogue, music and sound effects tracks (3-stripe) fully cut, edited and assembled and conformed in all respects to the answer print. Track configuration should be standard D,M,E, with Dolby A or SR noise reduction.

          (d) Stems: Delivery of or access to the final dialogue, music and effects stems used for the final mix.

     8. Video Material: D-1 525/60 is required of all delivered versions with audio channels 1&2 being LTRT and 3&4 M&E. Textless backgrounds should be recorded at least 2 minutes after end of program with additional color bars.

     9. Trailer Material: All positive and negative picture and sound material required for publicity and advertising purposes, including selected "takes" and "out-takes" of the Picture requested by Distributor.

     10. Television Version: Delivery of or access to the negative and positive print of all alternative takes, cover shots, looped dialogue lines and other material (hereinafter collectively referred to as "cover material") which Distributor requires in connection with rating, censorship and television exhibition requirements. Producer shall create a complete television version of the Picture, at least 8,460 feet in length of 35mm film, suitable for exhibition by television in the licensed territory and conforming to the continuity standards of United States television networks and United States television stations generally. In this connection, Producer shall provide access to the following:

          (a) One (1) first class 35mm IP, printed liquid gate, of the entire reel of each reel of the TV Version of the Picture fully cut, edited and assembled, in which there is contained all or any part of the cover material.

          (b) Magnetic Print Master (Television): Delivery of or access to a complete first class clean dubbed and rerecorded master of the television version soundtrack of the Picture on 35mm magnetic, 24 track, or other mutually agreed upon professional audio format fully cut, edited and assembled and conformed in all respects to the television version. Track configuration should be standard LT-RT printmaster with matrix encoding (Dolby or Ultra) and Dolby A or SR noise reduction.

     11. Alternate Music Versions: If Orion approves an alternate music version, the following items, to the extent required, if any portion of the musical compositions or sound recordings (collectively "music") contained on the soundtrack of the Picture is not available for use in any and all media:

          (a) One (1) original soundtrack negative for the entire reel of each reel of the Picture in which there is contained all or any part of any eliminations of and/or substitute music for any music contained in the original soundtrack negative of the Picture, fully cut, edited and assembled in perfect synchronization with the photographic action in all respects and conformed in all respects to the entire reel of each reel of the sample composite positive print, including therein any dubbed sound, sound effects or music dubbed into said original soundtrack negative.

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         (b) The complete 3-stripe magnetic soundtrack master from which the soundtrack negative referred to in (a) above was made.

         (c) If the main and/or end titles of the original 35mm picture negative of the Picture contained any credits relating to music contained in the original soundtrack negative, but not contained in the alternate soundtrack negative referred to in (a) above, then a newly photographed set of 35mm negative main and/or end titles, as the case may be, of the Picture, fully cut, edited and assembled and conformed in all respects (including, without limitation, length) to the main and/or end titles, as the case may be, of the original 35mm picture negative of the Picture referred to above, excluding only from such newly photographed main and/or end titles, as the case may be, any credits relating to music which are contained in the original soundtrack negative referred to above, but not contained in the alternate soundtrack negative referred to in (a) above, but, including in such newly photographed main and/or end titles, as the case may be, such credits as may be required for any music contained in the original soundtrack negative which are not contained in the original soundtrack negative referred to above.

         (d) One (1) interpositive printed from the original negative of the main and/or end titles, as the case may be, referred to in (c) above, fully cut, edited and assembled and conformed in all respects to the original negative of the main and/or end titles, as the case may be, referred to in (c) above.

     12. Miscellaneous Material: Delivery of or access to all such film, soundtrack facilities and material as may be available, necessary and proper for the purpose of enabling Distributor to obtain and manufacture positive release prints of the Picture and all trailers thereof as may be reasonably required by Distributor for the purpose of distributing, exhibiting, and exploiting the Picture and said trailers throughout the distribution territory in 35mm and 16mm and in all systems, i.e., standard, wide screen, scope, etc.

     13. Cuts, Trims: Delivery of or access to the negative and positive prints of all cutouts, trims, second takes, tests, sound effects tracks, dialogue tracks and music tracks made by Producer in connection with the production of the Picture, together with all scrap film connected with the Picture, whether or not included in the completed Picture.

     14. Stills: The original black and white and color negatives, two (2) sets of black and white contact proof sheets of all still photographs taken in connection with said Picture, and all color transparencies. In no event shall Producer deliver less than the black and white negatives and two (2) corresponding positive prints of each of the following; 100 production stills of said Picture, 85 of which shall depict production scenes of the Picture and 15 of which shall be gallery or portrait sittings of the principal members of the case of said Picture, and no less than 75 color transparencies. All of said 100 black and white negatives shall be 8" x 10" in size (which may be enlarged to said 8" x 10" size from any other smaller original negative), and each such photograph shall be of reproduction quality suitable for use by Distributor for advertising and lithograph material and so-called poster artwork. Each photograph shall bear an appropriate caption identifying the subject and scene depicted. Any and all approvals or other authorizations that may be required in connection with Distributor's use of said photographs will be secured by Producer and delivered to Distributor at the time Producer delivers the respective photographs to Distributor.

     15. Publicity Material: All publicity material which may have been prepared by or for Producer by any person, firm or corporation in connection with the Picture, but not less than one complete set of all advertising materials available, including without limitation press books, posters and publicity material.

     16. Dialogue and Action Continuity: One (1) typewritten or photo-reproduced copy of a detailed combined dialogue and action continuity of the completed Picture, conformed in all respects to the dialogue and action contained in the completed Picture.

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     17.  Screenplay: One (1) copy of the final screenplay or shooting script used by Producer in connection with photography of the Picture, as well as the film editor's papers, code books and similar materials if requested by Orion.

     18. (a) Music Cue Sheets: One (1) copy of the music cue sheet(s) of the Picture and any other materials delivered to Distributor which contain music, including without limitation trailer and promotional reels, in the form attached as Exhibit "B-1" hereto, setting forth: (1) the title of the musical compositions and sound recordings, if applicable, (2) names of the composers and their performing rights society affiliation; (3) names of recording artists; (4) the nature, extent and exact timing of the uses made of each musical composition in the Picture, (5) the name and address of the owner of the copyright of each musical composition and sound recording, (6) the name and address of the publisher and company which controls the sound recording, and (7) the other information requested in Exhibit "B-1."

     (b) Composer and Conductor's Score: If requested by Distributor, the entire musical score used by the composer and/or conductor, together with all original music (including all musical compositions), manuscripts, instrumental and vocal parts and other music prepared by or under the supervision of Producer in connection with the Picture.

     19. Music Licenses: Copies of all synchronization, performance and master use licenses in connection with the music contained in the Picture.

     20. Contracts: Copies of all employment contracts with principal cast members, directors, producers, writers and composers, and all chain-of-title documentation regarding the literary property upon which the Picture is based. To the extent requested by Distributor, any additional licenses, contracts, releases, assignment and/or other written permissions from the proper parties in interest permitting Producer to use any musical, literary, dramatic and other materials of whatever nature used by it in the production of the Picture.

     21. M.P.A.A.: A paid rating certificate from the Code and Rating Administration of America, Inc., and production code number.

     22. Copies of Synopses: One (1) copy of a brief synopsis in the English language of the story of the Picture and one (1) copy of any synopsis prepared in a foreign language.

     23. Producer's Statement Re Credits: A complete statement in triplicate setting forth the names of all persons to whom Producer is contractually obligated to accord credit on the screen or in any paid advertising, publicity or exploitation of the Picture, hereinafter referred to as "credit", and to include in such statement excerpts from any such agreements defining or describing the form and nature of such required paid advertising credits, in accordance with the Agreement to which this exhibit is attached. Producer agrees that such statement shall be delivered to Distributor as early as possible and in no event shall such statement contain inconsistent requirements for credit. Producer shall also deliver a list identifying all cast members of the Picture. Time is of the essence with respect to these requirements, and failure to make timely delivery shall constitute a material breach of this Agreement.

     24. Statement of Costs: A certified statement of the actual direct costs of production of the Picture.

     25. Other Instruments: Upon Distributor's request, such instruments as Distributor may deem necessary or proper to evidence, maintain or effectuate any or all of the security or other rights granted to Distributor under any provisions of this Agreement; and should Producer fail to execute, acknowledge and deliver any such instrument upon Distributor's request therefor, Distributor may do so, for and on behalf of Producer, as Producer's attorney-in-fact.

     26. Name and Address of Custodian of Undelivered Material; With respect to any material provided for herein which is not physically delivered to Distributor, the name and address of the custodian as to each undelivered element.

     27. Title to Foreign Language Elements: If any foreign language elements of the Picture are in the possession or custody of a foreign laboratory, Distributor shall have access to said foreign language elements, notwithstanding that other distributors may have access thereto as well. If Distributor has advanced monies for such foreign language elements, title to such elements shall be held by the foreign laboratory in the name of Distributor.

     28. Errors and Omissions Insurance: Certificate of Producer's Errors and Omissions insurance policy covering the Picture and required endorsements thereto adding Distributor as an additional named insured.

     29. Laboratory Access Letter: If all preprint material is not owned and held in the name of Orion, a letter from a first class laboratory in a form similar to the attached Exhibit "B-2" certifying that all preprint materials are in good condition and that first class, commercially acceptable release prints can be processed from the negative materials.

     30. Residuals: A statement in the form attached hereto as Exhibit "B-3" containing the following information for purposes of determining residual payments: (1) Date principal photography commenced; (2) Name and address of each writer, director, actor, actress, unit production manager, first and key second assistant directors and any other personnel entitled to residuals (and, if writer, director, actor, actress, unit production manager, first and key second assistant directors or other personnel is a loan-out, name of lender also), together with the following information concerning each: (i) Social Security number, (ii) W-4 classification (marital status and number of dependents claimed) and a photocopy of individual's W-4 form if available, (iii) length of employment of SAG personnel (actual time worked or guaranteed time, whichever is higher, expressed in weeks and days) and (iv) a copy of Notice of Tentative Writing Credits or if no WGA writer involved, a statement by Producer so stating. If PGA or DGA personnel employed, Producer must list same or submit a statement setting forth that no members of such unions or guilds were employed in connection with the Picture. If AFM personnel employed, Producr must so state.

     31. Ownership, Exemption or Reduced Rate Certificate: A certified statement containing the name and address of each participant in net profits to whom Distributor must account and make payment (including the Producer) who is not a resident of the United States, and with respect to each: (1) United States Internal Revenue Form #1001 (Ownership, Exemption or Reduced Rate Certificate) completed in full and signed by each such participant; (2) From the appropriate taxing or other authority of the government of the foreign country of residence of each participant in net profits: (i) A certificate described in Paragraph "A" of said Form #1001 that such nonresident profit participant is either a nonresident alien individual or fiduciary, a foreign partnership, a foreign corporation or other foreign entity, a nonresident foreign partnership composed in whole or in part of nonresident aliens, or a nonresident foreign corporation, and (ii) Any other certificate issued to the Distributor as withholding agent to be used to qualify the nonresident profit participant for exemption from withholding tax under existing tax treaties.

     32. Legal Opinions, etc: All legal opinions, searches and other documents which Producer is required to deliver to Orion under the foregoing Agreement.

     33. Picture Produced Outside U.S.: If the Picture was produced, in whole or in part, outside the United States and if requested by Distributor, the following additional items:

          (a) A Certificate of Nationality and Certificate of Origin issued by local authorities.

          (b) Censorship clearance certificate issued by local authorities.

          (c) An export license covering all negative and positive film relating to the Picture issued by local authorities.

     34. Exclusive License: An Exclusive License in the form attached as Exhibit "A".

     35. Sexually Explicit Scenes: If the Picture contains any sexually explicit scenes, then Producer shall deliver to Orion a statement, which identifies the scenes and sets forth the names and ages of all performers appearing in scenes; said statement shall be delivered in accordance with the Child Protection and Obscenity Enforcement Act of 1988.

     Acceptance by Orion of less than all of the foregoing items with respect to the Picture and/or release of the Picture, prior to delivery of all of the aforesaid items, shall in no event be construed as a waiver by Distributor of Producer's obligation to deliver any such item not so delivered. No waiver of delivery of any such item shall be valid or binding unless in writing and signed by Distributor.

     Distributor shall have the right to inspect and examine the material and documents tendered as delivery hereunder and shall advise Producer within thirty
(30) days after the tendered delivery if and wherein same is not complete, whereupon Producer shall promptly deliver to Distributor any items which it shall have failed to deliver in the first instance. Distributor may (but shall not be obligated to) accept delivery of the Picture if such delivery shall not be complete, in which event Distributor may supply, or require Producer thereafter to supply, at the sole cost and expense of Producer, such items which Producer shall have failed to deliver in the first instance. Such acceptance of incomplete delivery shall not be deemed to be a waiver of Distributor's right to demand and require a full delivery as herein defined. All sums advanced by Distributor which Distributor shall have the right but not the obligation to advance, for delivery items not furnished or made available by Producer shall be paid to Distributor by Producer promptly on demand. To secure the payment by Producer to Distributor of any such sum, Producer assigns to Distributor any and all amounts otherwise payable to Producer under this Agreement.

                                  EXHIBIT "A"

                               EXCLUSIVE LICENSE
                               -----------------

     In consideration of Ten Dollars ($10.00), paid by Orion Home Entertainment Corporation ("Licensee"), and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned does hereby grant, assign and license to Licensee under the copyright laws of the United States and Canada, the following rights:

1.   Picture:
             ------------------------

2    Term:      Seven and One-Half (7 1/2) years from the earlier of complete delivery of materials for each individual motion picture or street date for that individual motion picture.

3. Territory: The "Territory" hereunder shall mean the United States and Canada, their respective territories and possessions, including, without limitation, Puerto Rico, Guam, the U.S. Virgin Islands and the Panama Canal Zone, and their armed forces PX's wherever located (the "Licensee Territory").

4. Rights: The sole and exclusive right and license to manufacture Licensed Video Devices respecting the Picture; to distribute, sell, rent, advertise, publicize and promote such Licensed Video Devices in the Territory for non-commercial private home use; to authorize others to do each of the foregoing; and to issue or authorize the issuance of public performance licenses for such Licensed Video Devices ("Home Video Rights").

     This license is executed in accordance with and is subject to the terms and conditions of the Letter Agreement dated as of June 27, 1996, between the undersigned and Licensee relating to the license to Licensee of the above described rights in the Picture.

     IN WITNESS WHEREOF, the undersigned has caused these presents to be signed by its duly authorized officer on ____________, 1996.


                                        PLAYBOY ENTERTAINMENT GROUP, INC.

                                        By:
                                           --------------------------

                                        Its:
                                            -------------------------